================================================================================

        AMENDMENT TO DEBENTURE AND INVESTOR REGISTRATION RIGHTS AGREEMENT

         THIS AMENDMENT TO DEBENTURE AND REGISTRATION RIGHTS AGREEMENT (the "Amendment") is made and entered into effective as of October 30, 2006, to amend that certain Investor Registration Rights Agreement (the "Agreement") dated December 30, 2005 by and among CIRTRAN CORP., a Nevada corporation (the "Company") and CORNELL CAPITAL PARTNERS, LP (the "Investor"). The Company and the Investor may each be referred to herein as a "Party" and collectively as the "Parties."

                                    Recitals:

         WHEREAS, on or about December 30, 2005, the Company and the Investor entered into a series of financing agreements (the "December Transaction Documents"), including, without limitation a Securities Purchase Agreement, a convertible debenture issued pursuant thereto, and an Investor Registration Rights Agreement, pursuant to which, among other things, the Investor agreed to advance the Company the aggregate of One Million Five Hundred Thousand Dollars ($1,500,000) in exchange for the issuance by the Company of a secured convertible debenture; and

         WHEREAS, on or about August 23, 2006, the Parties entered into another series of financing agreements (the "August Transaction Documents"), including, without limitation a Securities Purchase Agreement, a convertible debenture (the "August Debenture") issued pursuant thereto, and an Amended and Restated Investor Registration Rights Agreement (the "Amended IRRA"), pursuant to which, among other things, the Investor agreed to advance the Company the aggregate of One Million Five Hundred Thousand Dollars ($1,500,000) in exchange for the issuance by the Company of a secured convertible debenture

         WHEREAS, the parties hereto desire to amend the August Debenture and the Amended IRRA to extend certain deadlines contained therein; and

         WHEREAS, all terms in the August Debenture and the Amended IRRA, except as modified herein, and the terms contained in the December Transaction Documents and the August Transaction Documents, shall remain in full force and effect.

         NOW, THEREFORE, in consideration of the premises and the mutual promises, conditions and covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Recitals. The foregoing recitals are hereby incorporated herein by reference and acknowledged as true and correct by the parties hereto.

         2. Amended IRRA. Section 2(a) of the Amended IRRA is hereby amended and restated in its entirety to read as follows:

                           "(a) Subject to the terms and conditions of this
                  Agreement, the Company shall prepare and file with the SEC, no later than December 31, 2006 (the "Scheduled Filing Deadline"), a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the 1933 Act (the "Initial Registration Statement") for the registration for the resale by all Investors who purchased Convertible Debentures pursuant to the Securities Purchase Agreement 206,900,000 shares of Common Stock to be issued upon conversion of the Convertible Debentures issued pursuant to the Securities Purchase Agreement and the Securities Purchase Agreeement dated December 30, 2005, as well as fifteen million (15,000,000) shares of Common Stock to be issued upon converstion of the Warrant dated August 23, 2006, and ten million (10,000,000) shares of Common Stock to be issued upon conversion of the Warrant dated December 30, 2005. The Company shall cause the Initial Registration Statement to remain effective until all of the Registrable Securities have been sold. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a copy of the Initial Registration Statement to the Investors for their review and comment. The Investors shall furnish comments on the Initial Registration Statement to the Company within twenty-four (24) hours of the receipt thereof from the Company."

         3. August Debenture. The August Debenture is hereby amended as follows:

                  (A) Section 1.02(b) is amended and restated to read in its entirety as follows:

                  (b)      The  Holder  agrees  that it may  onlyt  convert  any
                           amount of principal or interest of the Debenture in accordance with the terms and conditions of the Lock-up Agreement by and between the parties hereto dated July 27, 2006, until the Company has effectuated an increase in its authorized capital. In the event that the Company has not effectuated such increase in its authorized capital by December 31, 2006, such failure shall constitute an event of default on parallel with those set forth in Section
                           3.01 below and subject to the same consequences as those listed in Section 3.01 below.

                  (B) Section 2.01 is amended and restated to read in its entirety as follows:

                           Section 2.01 Amendments and Waiver of Default. The Debenture may only be amended upon the written consent of both the Company and the Holder. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

                  (C) Paragraph 4.03 is amended and restated to read in its entirety as follows:

                           Section 4.03 Termination of Conversion Rights. The Holder's right to convert the Debenture into the Common Stock in accordance with Section 4.01 hereof shall terminate on April 23, 2009, and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder.

                  (D) Schedule 1.01 is amended and restated to read in its entirety as follows:

                                  SCHEDULE 1.01
                                  -------------

                               REPAYMENT SCHEDULE

         March 23, 2007           $200,000
         June 23, 2007            $200,000
         September 23, 2007       $200,000
         December 23, 2007        $200,000
         March 23, 2008           $200,000
         June 23, 2008            $200,000
         September 23, 2008       $200,000
         April 23, 2009           $100,000 plus any accrued and unpaid interest.

                     [SIGNATURE PAGES TO IMMEDIATELY FOLLOW]

         IN WITNESS WHEREOF, the parties have signed and delivered this Amendment Agreement on the date first set forth above.

CIRTRAN CORP.                                  CORNELL CAPITAL PARTNERS, LP

By:      /s/ Iehab J. Hawatmeh                 By: Yorkville Advisors, LLC
   -------------------------------------
Name:    Iehab J. Hawatmeh                     Its: General Partner
Title:   President & CEO
                                               By:      /s/ Mark A. Angelo
                                               Name:    Mark A. Angelo
                                               Title:   Portfolio Manager

















--------------------------------------------------------------------------------